                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                               _________________

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 23, 1998

                            BOSTON PROPERTIES, INC.
            (Exact name of Registrant as specified in its Charter)


                                   Delaware
                           (State of Incorporation)


1-13087                                            04-2473675
(Commission File Number)                           (IRS Employer Id. Number)

8 Arlington Street
Boston, Massachusetts                                                 02116
(Address of principal executive offices)                          (Zip Code)

                                (617) 859-2600
             (Registrant's telephone number, including area code)

Item 5  Other Events

On January 23, 1998, the Company issued the following press release:

                       BOSTON PROPERTIES, INC. ANNOUNCES
                       ---------------------------------
                          FOURTH QUARTER 1997 RESULTS
                          ---------------------------

BOSTON, MA, January 23, 1997 -- Boston Properties, Inc. (NYSE:BXP) today reported results for the fourth quarter ended December 31, 1997.

Funds from Operations (FFO) for the quarter ended December 31, 1997 were approximately $20.4 million, or $0.53 per share, compared with FFO on a pro forma basis of approximately $16.5 million, or $0.43 per share, for the quarter ended December 31, 1996. The weighted average number of shares outstanding totaled 38,693,921 for the quarter and 38,693,541 for the same quarter last year on a pro forma basis. Revenue for the quarter ended December 31, 1997 amounted to approximately $77.3 million, compared to pro forma revenue of approximately $55.4 million for the quarter ended December 31, 1996. Net income for the quarter ended December 31, 1997 was approximately $12.4 million, or $0.32 per share, compared to pro forma net income of approximately $11.2 million, or $0.29 per share, for the quarter ended December 31, 1996.

The reported results are unaudited and there can be no assurance that they will not vary from the final audited information for the year ended December 31, 1997. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made. Pro forma results are presented as if the Company's initial public offering of common stock and related formation transactions (which were completed on June 23, 1997) had occurred at the beginning of the relevant period.

As of December 31, 1997, the Company's portfolio consisted of 18.2 million square feet, including six properties under development totaling 1.2 million square feet and ten properties which were under contract and are expected to close in January and February of 1998 (three of which acquisitions have been completed as of January 22, 1998). The overall occupancy rate for properties in-service as of December 31, 1997 was 97.2%. The occupancy rate was 97.6% for the Class A office buildings, 97.3% for the R&D buildings and 93.4% for the industrial buildings. For the quarter ended December 31, 1997, Hotel Revenue per Available Room (RevPAR) was $159.50, compared to RevPAR of $149.14 for the comparable quarter ended December 31, 1996, a 6.90% increase.

Highlights of the fourth quarter included:

 . Acquisition of 875 Third Avenue, a 681,669-square-foot, Class A office building in midtown Manhattan.

 . Acquisition of 100 East Pratt Street, a 633,482-square-foot, Class A office building on the inner harbor in downtown Baltimore, Maryland.

 . Announcement of the agreement to acquire Riverfront Plaza, an 899,720-square-foot Class A office building in Richmond, Virginia, which closed on January 22, 1998.

 . Announcement of the agreement to acquire the Mulligan/Griffin portfolio, a property portfolio containing approximately 1.3 million square feet and located in Reston and Springfield, Virginia, Washington, D.C., and Gaithersburg and Rockville, Maryland, and six development sites in Reston and Rockville, a portion of which acquisition closed on January 21, 1998.

Boston Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of office, industrial and hotel properties predominantly located in the Greater Boston, Greater Washington, D.C., Midtown Manhattan and Baltimore markets. The Company is one of the largest owners and developers of office properties in the United States.

This press release contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Factors that could cause actual results to differ materially from the Company's current expectations include the strength of the commercial office and industrial real estate markets in which the Company operates, competitive market conditions, general economic growth, interest rates and capital market conditions. For further information, please refer to the Company's filings with the Securities & Exchange Commission.

                           BOSTON PROPERTIES, INC.
                           -----------------------
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                  -------------------------------------
                  (in thousands, except per share data)
                               (unaudited)

                          FOR THE PERIOD FROM                     FOR THE THREE
                             JUNE 23, 1997      FOR THE THREE     MONTHS ENDED
                                THROUGH         MONTHS ENDED    DECEMBER 31, 1996
                           DECEMBER 31, 1997  DECEMBER 31, 1997    (PRO FORMA)
                          ------------------- ----------------- -----------------
                                  (1)                (1)               (2)
REVENUE
 Rental:
  Base rent.............       $126,401           $ 68,509          $ 49,242
  Recoveries from ten-
   ants.................         12,564              6,421             5,250
  Parking and other.....            676                458                73
                               --------           --------          --------
    Total rental reve-
     nue................        139,641             75,388            54,565
 Development and manage-
  ment services.........          3,813              1,591               605
 Interest and other.....          2,189                309               236
                               --------           --------          --------
    Total revenue.......        145,643             77,288            55,406
                               --------           --------          --------
EXPENSES
 Rental:
  Operating.............         19,591             10,764             7,283
  Real estate taxes.....         20,502             11,437             7,703
 General and administra-
  tive..................          6,689              3,525             2,996
 Interest...............         38,264             22,214            13,769
 Depreciation and amor-
  tization..............         21,719             11,565             7,681
                               --------           --------          --------
    Total expenses......        106,765             59,505            39,432
                               --------           --------          --------
Income before minority
 interests and
 extraordinary item.....         38,878             17,783            15,974
Minority interest in
 property partnership...           (215)              (146)              (96)
                               --------           --------          --------
Income before minority
 interest in Operating
 Partnership and
 extraordinary item.....         38,663             17,637            15,878
Minority interest in
 Operating Partnership..        (11,437)            (5,265)           (4,659)
                               --------           --------          --------
Income before
 extraordinary item.....         27,226             12,372            11,219
Extraordinary gain on
 early debt
 extinguishments, net of
 minority interest......          7,925                --                --
                               --------           --------          --------
Net income..............       $ 35,151           $ 12,372          $ 11,219
                               ========           ========          ========
Basic earnings per
 share:
 Income before extraor-
  dinary item...........       $   0.70           $   0.32          $   0.29
 Extraordinary item:
  Gain on early debt ex-
   tinguishments........       $   0.21           $   0.00          $   0.00
 Net income.............       $   0.91           $   0.32          $   0.29
Weighted average number
 of common shares
 outstanding............         38,694             38,694            38,694
Company's Funds from
 Operations.............       $ 42,254           $ 20,355          $ 16,462
Company's Funds from
 Operations per share...       $   1.09           $   0.53          $   0.43
Diluted earnings per
 share:
 Income before extraor-
  dinary item...........       $   0.70           $   0.32          $   0.29
 Extraordinary item:
  Gain on early debt ex-
   tinguishments........       $   0.20           $   0.00          $   0.00
 Net income.............       $   0.90           $   0.32          $   0.29
Weighted average number
 of common shares
 outstanding............         39,108             39,108            39,108

--------

(1) Actual results.

(2) Pro forma results of operations assuming the Formation Transactions had occurred on January 1, 1996.


                         BOSTON PROPERTIES, INC.
                         -----------------------
                       CONSOLIDATED BALANCE SHEETS
                       ---------------------------
                              (IN THOUSANDS)

                                           DECEMBER 31, 1997 SEPTEMBER 30, 1997
                                              (UNAUDITED)       (UNAUDITED)
                                           ----------------- ------------------
Investments in real estate...............     $1,507,079         $1,147,871
Total assets.............................     $1,672,371         $1,295,638
Mortgages, notes payable and Unsecured
 Line of Credit..........................     $1,332,253         $  984,614
Total liabilities........................     $1,396,597         $1,018,989
Stockholders' equity and minority inter-
 est.....................................     $  275,774         $  276,649
Total liabilities and stockholders' equi-
 ty......................................     $1,672,371         $1,295,638

                           BOSTON PROPERTIES, INC.
                           -----------------------
                           FUNDS FROM OPERATIONS
                           ---------------------
                  (in thousands, except per share data)
                               (unaudited)

                                             OCTOBER 1, 1997    JUNE 23, 1997
                                                 THROUGH           THROUGH
                                            DECEMBER 31, 1997 DECEMBER 31, 1997
                                            ----------------- -----------------
Funds from Operations:(1)
Income from operations before minority
 interests.................................      $17,783           $38,878
 Add:
  Real estate depreciation and
   amortization............................       11,395            21,412
 Less:
  Minority property partnership's share of
   Funds from Operations...................         (161)             (287)
                                                 -------           -------
 Funds from Operations.....................      $29,017           $60,003
                                                 =======           =======
 Company's share (70.15% and 70.42%,
  respectively) ...........................      $20,355           $42,254
                                                 =======           =======
 Funds from Operations per share...........      $  0.53           $  1.09
                                                 =======           =======

--------

(1) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income
    (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

                            BOSTON PROPERTIES, INC.
                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BOSTON PROPERTIES, INC.


                                         /s/ David G. Gaw
                                         -------------------------------------
                                         David G. Gaw,
                                         Chief Financial Officer

Date: January 23, 1998